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EX-99.B11.          Consent of Ernst & Young LLP, Independent Auditors


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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "The Trust's Financial History" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information included in Post-Effective Amendment No. 18 to the Registration Statement (Form N-1A, No. 33-11182) of Variable Investors Series Trust.


We also consent to the inclusion of our report dated February 7, 1997 on the Cash Management, Common Stock, High Income Bond, Multiple Strategies, Tilt Utility, U.S. Government Bond, World Equity, Small Cap, and Growth & Income Portfolios of Variable Investors Series Trust, included in the 1996 Annual Report to Contract Owners.


                                        s/ERNST & YOUNG LLP
                                       ----------------------------
                                       ERNST & YOUNG, LLP


Boston, Massachusetts
April 28, 1997


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